Exhibit 2.1

Secretary of State Wyoming Secretary of State Herschler Bldg East, Ste.100 & 101 Cheyenne, WY 82002-0020 Ph. 307-777-7311 For Office Use Only WY Secretary of State FILED: Aug 21 2025 11:28AM OriginaiiD: 2025-001750300 Profit Corporation Articles of Incorporation I. The name of the profit corporation is: Trimark Power Corp. II. The name and physical address of the registered agent of the profit corporation is: Vcorp Agent Services, Inc. 2232 Dell Range Blvd Ste 200 Cheyenne, WY 82009 Ill. The mailing address of the profit corporation is: 142 W. 57th Street New York, NY 10019 IV. The principal office address of the profit corporation is: 142 W. 57th Street New York, NY 10019 V. The number, par value, and class of shares the profit corporation will have the authority to issue are: Number of Common Shares: 500,000,000 Common Par Value: $0.0001 Number of Preferred Shares: 5,000,000 Preferred Par Value: $0.0001 VI. The name and address of each incorporator is as follows: Yves R. Michel 142 W. 57th Street, New York, NY 10019 Signature: Yves R. Michel Date: 08/21/2025 Print Name: Yves R. Michel Title: Incorporator Email: filings@vcorpservices.com Daytime Phone#: 8454250077

0 I am the person whose signature appears on the filing; that I am authorized to file these documents on behalf of the business entity to which they pertain; and that the information I am submitting is true and correct to the best of my knowledge. 0 I am filing in accordance with the provisions of the Wyoming Business Corporation Act, (W.S. 17-16-101 through 17- 16-1804) and Registered Offices and Agents Act (W.S. 17-28-101 through 17-28-111). 0 I understand that the information submitted electronically by me will be used to generate Articles of Incorporation that will be filed with the Wyoming Secretary of State. 0 I intend and agree that the electronic submission of the information set forth herein constitutes my signature for this filing. 0 I have conducted the appropriate name searches to ensure compliance with W.S. 17-16-401. 0 I affirm, under penalty of perjury, that I have received actual, express permission from each of the following incorporators to add them to this business filing: Yves R. Michel 0 I consent on behalf of the business entity to accept electronic service of process at the email address provided with Article IV, Principal Office Address, under the circumstances specified in W.S. 17-28-104(e). Notice Regarding False Filings: Filing a false document could result in criminal penalty and prosecution pursuant to W.S. 6-5-308. W.S. 6-5-308. Penalty for filing false document. (a) A person commits a felony punishable by imprisonment for not more than two (2) years, a fine of not more than two thousand dollars ($2,000.00), or both, if he files with the secretary of state and willfully or knowingly: (i) Falsifies, conceals or covers up by any trick, scheme or device a material fact; (ii) Makes any materially false, fictitious or fraudulent statement or representation; or (iii) Makes or uses any false writing or document knowing the same to contain any materially false, fictitious or fraudulent statement or entry. 0 I acknowledge having read W.S. 6-5-308. Filer is: 0 An Individual D An Organization Filer Information: By submitting this form I agree and accept this electronic filing as legal submission of my Articles of Incorporation. Signature: Yves R. Michel Date: 08/21/2025 Print Name: Yves R. Michel Title: Incorporator Email: filings@vcorpservices.com Daytime Phone #: 8454250077

Consent to Appointment by Registered Agent Vcorp Agent Services, Inc., whose registered office is located at 2232 Dell Range Blvd Ste 200, Cheyenne, WY 82009, voluntarily consented to serve as the registered agent for Trimark Power Corp. and has certified they are in compliance with the requirements ofW.S. 17-28-101 through W.S. 17-28-111. I have obtained a signed and dated statement by the registered agent in which they voluntarily consent to appointment for this entity. Signature: Yves R. Michel Date: 08/21/2025 Print Name: Yves R. Michel Title: Incorporator Email: filings@vcorpservices.com Daytime Phone#: 8454250077

STATE OF WYOMING Office of the Secretary of State I, CHUCK GRAY, Secretary of State of the State of Wyoming, do hereby certify that the filing requirements for the issuance of this certificate have been fulfilled. CERTIFICATE OF INCORPORATION Trimark Power Corp. I have affixed hereto the Great Seal of the State of Wyoming and duly executed this official certificate at Cheyenne, Wyoming on this 21st day of August, 2025 at 11:28 AM. Remainder intentionally left blank. Secretary of State Filed Date: 08/21/2025 Filed Online By: Yves R. Michel on 08/21/2025